UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 10, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, which contains a letter to the Board of Directors of STAAR Surgical Company (the “Company”), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, to include the press release, a copy of the update to the website is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURTIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Exhibit 1

Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Diligence in Rush to Reaffirm Support for Alcon Sale

Raises Concerns About Whether the Board Fulfilled Its Fiduciary Duty of Care in Doubling Down on Its Commitment to Proposed Transaction

Renewed Support Comes After Stunning Revelation STAAR CEO and Chair Failed to Disclose Inbound Interest in Acquiring the Company to Rest of Board

New York--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood”) today issued the following letter to the Board of Directors (the “Board”) of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA). Broadwood, which owns 27.5% of STAAR’s outstanding common shares, continues to urge its fellow shareholders to vote on its GREEN Proxy Card “AGAINST” the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC) on the terms announced August 5, 2025.

Shareholders can find additional information at www.LetSTAARShine.com.

October 10, 2025

STAAR Surgical Company
25510 Commercentre Dr.
Lake Forest, CA 92630

Dear Members of the Board:

Your carelessness continues to shock us.

On Tuesday night, October 7, 2025, independent proxy advisory firm Glass, Lewis & Co. issued its recommendation that shareholders vote against the proposed sale of STAAR to Alcon. In its report, Glass Lewis disclosed that it had confirmed a stunning fact during its research process: the Chair and the CEO of STAAR did not disclose to their fellow directors highly material information about inbound strategic interest from at least one potentially bona fide buyer of the Company.

This revelation, taken together with concerns we raised about the integrity of the fairness opinion upon which the Board relied, as well as several quantitative concerns that Glass Lewis raised about valuation, suggests that the Board’s decision to sell the Company at this price and to this buyer was built on incomplete information and a shaky analytical foundation.

Instead of carefully considering these troubling new facts, the Board appears instead to have ignored them and quickly doubled down on its commitment to the proposed transaction. We have been particularly puzzled as to how it was possible for the Board to issue a press release that reiterated its “unanimous” support for its decision to sell the Company within hours of the explosive revelations in the Glass Lewis report regarding the lack of candor by the Company’s CEO and Chair.

Exhibit 1-1

We find the Board’s apparent haste to look past the new developments very troubling. And we have questions:

●	When precisely, during those few hours after the issuance of the Glass Lewis report and before the Company’s press release, did the directors meet to consider the troubling new facts?

●	Did the directors ask the Company’s financial advisor whether the transaction was still fair from a financial point of view, given the challenges that have been lodged by three large shareholders and a leading proxy advisor regarding the assumptions, peer sets, and financial projections that formed the basis for the original fairness opinion?

●	Did the Company’s CEO and Chair disclose the other strategic interest to the directors who had previously been kept in the dark? Did the uninformed directors have an opportunity to fulfill their duty of care by inquiring about that strategic interest?

●	Was there a fulsome and careful discussion as to whether there were any other expressions of strategic interest that also should have been disclosed? Did the Board then determine that the Alcon sale for cash still represented the highest available price?

We take no solace from the Board’s hurried reaffirmation of its commitment to the Alcon transaction. Given the severity of the process failures, conflicts of interest, and valuation issues, we cannot fathom how any board could properly have agreed to this deal in the first place, let alone renew its support in light of these latest, disturbing revelations. Doing so within twelve hours is particularly troubling.

At worst, this Board has again given proper process short shrift and, at best, has acted so swiftly as to lack credibility altogether. Either way, there appears to be a clear lack of diligent oversight and a failure of fiduciary responsibility on this Board.

As Glass Lewis correctly pointed out, there is obviously a fair price for the Board and shareholders to sell the Company. That price can only be determined with analytical rigor and transparency, neither of which seem to have existed during the process that led to the current transaction. Or since.

Sincerely,

Neal Bradsher
Founder and President
Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Exhibit 1-2

Certain Information Concerning the Participants

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of STAAR in connection with the special meeting of shareholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Special Meeting. SHAREHOLDERS OF STAAR ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of STAAR’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 1-3

Exhibit 2

PRESS/MEDIA Media October 9, 2025 Investing . com, October 9 th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press October 10, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Diligence in Rush to Reaffirm Support for Alcon Sale October 8, 2025 Broadwood Partners: Leading Advisory Firm Glass Lewis Urges STAAR Shareholders to Vote “AGAINST” Sale to Alcon October 8, 2025 Broadwood Partners Questions Integrity of STAAR Surgical’s Last - Minute Forecast Change and Fairness Opinion in Sale to Alcon October 6, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Judgment in Proposed Sale to Alcon October 4, 2025 Broadwood Partners Publishes Presentation Detailing Opposition to STAAR Surgical’s Sale to Alcon September 24, 2025 September 24 – Broadwood Partners Files Definitive Proxy Statement Soliciting STAAR Surgical Stockholders to Vote “AGAINST” Proposed Acquisition by Alcon September 2, 2025 September 2 – Broadwood Announces Intent to Vote Against Acquisition of STAAR Surgical by Alcon SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT